AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON       November 25, 1997
                                           REGISTRATION STATEMENT NO. 333-23037


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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM SB-2/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                           SIGA PHARMACEUTICALS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

         DELAWARE                    2834                    13-3864870
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
     JURISDICTION OF      CLASSIFICATION CODE NUMBER)     IDENTIFICATION NO.)
     INCORPORATION OR
      ORGANIZATION)
                                 ---------------

                                666 THIRD AVENUE
                               NEW YORK, NY 10017
                                 (212) 681-4970
                   (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL
               EXECUTIVE OFFICES AND PRINCIPAL PLACE OF BUSINESS)
                                 ---------------
            DAVID H. DE WEESE, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           SIGA PHARMACEUTICALS, INC.
                                666 THIRD AVENUE
                               NEW YORK, NY 10017
                                 (212) 681-4970
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                                 ---------------
                                   COPIES TO:

         ADAM EILENBERG, ESQ.                    KENNETH KOCH, ESQ.
  EHRENREICH, EILENBERG, KRAUSE & ZIVIAN     SQUADRON, ELLENOFF, PLESENT
           11 EAST 44TH ST                      & SHEINFELD, LLP
          NEW YORK, NY 10017                      551 FIFTH AVENUE
            (212) 986-9700                       NEW YORK, NY 10176
       FACSIMILE (212) 986-2399                    (212) 476-8362
                                              FACSIMILE (212) 697-6686

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                                  SIGNATURES


  IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE UNDERSIGNED REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM SB-2 AND AUTHORIZED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, ON THE 14TH DAY OF NOVEMBER, 1997.


                                          SIGA Pharmaceuticals, Inc.

                                                  /s/ David H. de Weese
                                          By: _________________________________
                                          David H. de Weese
                                          Chairman, President, Chief Executive
                                          Officer and Director (Principal
                                          Executive Officer)

  IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

     /s/ Joshua D. Schein             Chief Financial Officer        November 25, 1997
-----------------------------------   (Principal Accounting and
         Dr. Joshua D. Schein          Financial Officer),
                                       Executive Vice President,
                                      Secretary and Director

     /s/ Judson A. Cooper             Executive Vice President and   November 25, 1997
-----------------------------------    Director
         Judson A. Cooper

     /s/ Terence E. Downer            Director                       November 25, 1997
-----------------------------------
         Terence E. Downer


     /s/ Donald S. Howard             Director                        November 25, 1997
-----------------------------------
         Donald S. Howard




                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                                                                PAGE
 -------                                                               ----


 10(o)   Collaborative Research and License Agreement between the
         Company and American Home Products Corporation, dated as of
         July 1, 1997*
 11(a)   Statement re: Computation of per share earnings*
 24(b)   Consent of Price Waterhouse LLP*
 27      Financial Data Scehdule

---------
*  Previously filed.


                                      II-2